Exhibit 99.3

GulfMark
offshore
INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
OF GULFMARK OFFSHORE, INC.

GULFMARK OFFSHORE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2008
(DOLLARS IN THOUSANDS)

	GulfMark
	Offshore	Rigdon	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$214,668	$32,583	$(150,000	) (a)	$64,455
			(32,796	) (k)
Accounts receivable, net	90,293	23,175			113,468
Other current assets	6,376	2,939			9,315

Total current assets	311,337	58,697	(182,796)		187,238

Vessels and equipment	693,241	269,214	172,201	(c)	1,134,656
Construction in progress	116,244	37,519	10,500	(c)	164,263
Goodwill	36,572	7,200	(7,200	) (e)	139,300
			102,728	(c)
Intangible Asset			34,119	(c)	34,119
Hedge	11,688				11,688
Deferred costs and other assets	6,019	1,836	(1,159	) (e)	6,696

Total assets	$1,175,101	$374,466	$128,393		$1,677,960

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$—	$51,016	$(32,796	) (k)	$18,220
Accounts payable	17,132	2,351			19,483
Income taxes payable	4,209	619			4,828
Accrued interest	5,863				5,863
Accrued personnel costs	17,780	3,740			21,520
Accrued professional fees	1,512	303			1,815
Other accrued liabilities	3,423	4,405	2,039	(g)	9,867

Total current liabilities	49,919	62,434	(30,757)		81,596

Long-term debt	300,518	217,919			518,437
Deferred tax liabilities, net	34,234	27,395	83,138	(c)	144,767
Hedge	11,688	1,918			13,606
Other liabilities	5,685	7,661			13,346

Total liabilities	402,044	317,327	52,381		771,752

Stockholders’ equity	773,057	57,139	133,151	(b)	906,208
			(57,139	) (l)

Total liabilities and stockholders’ equity	$1,175,101	$374,466	$128,393		$1,677,960

See notes to unaudited pro forma condensed consolidated financial information.

GULFMARK OFFSHORE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2008
(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	GulfMark
	Offshore	Rigdon	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Consolidated
Revenues	$165,241	$55,330	$(282	) (i)	$220,289
Costs and expenses:
Direct operating expenses	57,610	21,377	(282	) (i)	78,705
Drydock expense	6,322				6,322
General and administrative expenses	18,198	5,021	(137	) (e)	23,082
Depreciation and amortization expense	18,263	4,784	4,108	(d)	27,155
Gain on sale of assets	(16,410)				(16,410)

Total costs & expenses	83,983	31,182	3,689		118,854

Operating income	$81,258	$24,148	$(3,971)		$101,435

Other income (expense):
Interest expense	(2,117)	(6,656)	(3,224	) (h)	(11,997)
Interest income	592	352	(80	) (h)	864
Other income, net	45	217	(123	) (f)	139

Total other expense	(1,480)	(6,087)	(3,427)		(10,994)

Income before income taxes	79,778	18,061	(7,398)		90,441
Income tax provision	(733)	(7,721)	81	(j)	(8,373)
Minority interest in net income in consolidated subsidiaries		(1,298)			(1,298)

Net income	$79,045	$9,042	$(7,317)		$80,770

Basic earnings per common share	$3.50		N/A		$3.27

Diluted earnings per common share	$3.40		N/A		$3.19

Weighted average basic shares outstanding	22,602		2,086		24,688

Weighted average diluted shares outstanding	23,240		2,086		25,326

See notes to unaudited pro forma condensed consolidated financial information.

GULFMARK OFFSHORE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2007
(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	GulfMark
	Offshore	Rigdon	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Consolidated
Revenues	$306,026	$72,215	$(534	) (i)	$377,707
Costs and expenses:
Direct operating expenses	108,386	30,205	(534	) (i)	138,057
Drydock expense	12,606				12,606
General and administrative expenses	32,311	8,794	(254	) (e)	40,851
Depreciation and amortization	30,623	6,413	6,942	(d)	43,978
Gain on sale of assets	(12,169)	(130)			(12,299)

Total costs & expenses	171,757	45,282	6,154		223,193

Operating income	134,269	26,933	(6,688)		154,514

Other income (expense):
Interest expense	(7,923)	(9,704)	(8,554	) (h)	(26,181)
Interest income	3,147	1,361	(159	) (h)	4,349
Other income, net	(298)	(2,817)	2,404	(f)	(711)

Total other expense	(5,074)	(11,160)	(6,309)		(22,543)

Income from continuing operations	129,195	15,773	(12,997)		131,971
Income tax provision	(30,220)	(5,892)	2,313	(j)	(33,799)
Minority interest in net income in consolidated subsidiaries	—	(1,249)			(1,249)

Net income	$98,975	$8,632	$(10,684)		$96,923

Basic earnings per common share	$4.41		N/A		$3.95

Diluted earnings per common share	$4.29		N/A		$3.85

Weighted average basic shares outstanding	22,435		2,086		24,521

Weighted average diluted shares outstanding	23,059		2,086		25,145

See notes to unaudited pro forma condensed consolidated financial information.

GULFMARK OFFSHORE, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL INFORMATION
1. Basis of Presentation
The unaudited pro forma condensed consolidated balance sheet of GulfMark Offshore, Inc. gives effect to the acquisition of the membership interests of Rigdon Marine Holdings, L.L.C. (“Rigdon Holdings”) and all the shares of common stock of Rigdon Marine Corporation (“Rigdon Marine” together, with Rigdon Holdings, “Rigdon”), as if the transaction had occurred on June 30, 2008 (the “Rigdon Acquisition”, or the “acquisition”). Unless otherwise indicated, references to “we”, “us”, “our” and the “Company” refer to GulfMark Offshore, Inc. and its subsidiaries. The unaudited pro forma condensed consolidated statements of operation of the Company give effect to the Rigdon Acquisition as if the transactions occurred at January 1, 2007.
The unaudited pro forma condensed consolidated statement of operations for the twelve months ended December 31, 2007 and the six months ended June 30, 2008, are derived from:
•	the audited historical financial statements of the Company as of and for the twelve months ended December 31, 2007;

•	the unaudited historical financial statements of Rigdon as of and for the twelve months ended December 31, 2007, which includes subsequent six-month interim results to fiscal year’s audited data of June 30, 2007 and excludes the comparable preceding year’s interim results.

•	the unaudited historical financial statements of the Company as of and for the six months ended June 30, 2008; and

•	the unaudited historical financial statements of Rigdon as of and for the six months ended June 30, 2008.
The Company’s historical statements of operations for the year ended December 31, 2007 and for the six months ended June 30, 2008 do not include the results of Rigdon. Accordingly, the pro forma consolidated results represent the periods from January 1, 2007 to December 31, 2007 and January 1, 2008 to June 30, 2008, with pro forma adjustments based on assumptions the Company has deemed appropriate.
The unaudited pro forma condensed consolidated balance sheet and statements of operations are presented for illustrative purposes only, and do not purport to be indicative of the results that would actually have occurred if the acquisition had occurred as presented in such statements or that may be obtained in the future. In addition, future results may vary significantly from the results reflected in such statements due to factors described in the Risk Factors included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and in the Forward Looking Statements section included in our Quarterly Report on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008, each of which have been filed with the Securities and Exchange Commission.
The unaudited pro forma condensed consolidated financial information should be read in conjunction with the Company’s historical audited consolidated financial statements and the notes thereto included in its Annual Report on Form 10-K for the year ended December 31, 2007, the Company’s historical unaudited consolidated financial statements and the notes thereto included in its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008.
The Rigdon Acquisition and the related adjustments are described in the accompanying notes. In the opinion of the Company’s management, all adjustments have been made that are necessary to present fairly, in accordance with Regulation S-X, the pro forma condensed consolidated financial information to reflect the Rigdon Acquisition.
The unaudited pro forma condensed combined statements of operations have not been adjusted for potential cost savings and operational efficiencies that may be realized as a result of the acquisition. Within Rigdon’s unaudited historical condensed consolidated balance sheet, Construction in Progress includes restricted cash in joint accounts with various contractors pursuant to vessel construction contracts. The cash jointly held with contractors will be paid to the contractors as the final payments under the related construction contracts. These accounts are not available for use in operations and are classified as a noncurrent asset.
2. Acquisition
On July 1, 2008, under the terms of a Membership Interest and Stock Purchase Agreement, the Company acquired 100% of the outstanding equity interest of Rigdon Holdings and all the shares of common stock of Rigdon Marine not owned by Rigdon Holdings for consideration of $271 million (plus or minus certain post-closing adjustments) consisting of $150 million in cash and approximately 2.1 million shares of GulfMark Offshore, Inc. common stock valued at $133 million, plus the assumption of approximately $269 million in debt. The Company financed the cash portion of the consideration with cash on hand and borrowings of $140.9 million under its current $175 million revolver. Borrowings took place during the second quarter of 2008, prior to the closing of the Rigdon Acquisition.
The purchase price allocation of the Rigdon Acquisition has been recorded at estimated fair values at the completion of the acquisition, with the excess of the purchase price over the sum of these fair values recorded as goodwill. The preliminary estimates of fair values are subject to change based on the final valuation that will be determined as of the closing date of the transaction. The amounts reflected in the table below are based upon estimates of fair market values (in thousands).

Depreciable Vessels and Equipment	$441,415
Construction in Progress	46,982
Customer Relationships	34,119
Customer relationships represent a key intangible asset that has a separate and distinct value apart from both the purchased tangible assets and goodwill. The customer relationships are primarily with large, stable customers with whom Rigdon has had long-term relationships based on the experience of management in the industry, the nature and size of the customers, and the nature of the industry. The customer relationships were valued using the excess earnings method under the income approach. The method reflects the present value of the operating cash flows generated by the existing customer relationships after taking into account the cost to realize the revenue, and an appropriate discount rate to reflect the time value and risk associated with the invested capital. This balance will be amortized using the straight-line method over a 12 year period based on the estimated attrition rates and computation of the incremental value derived from existing relationships.
As of July 1, 2008, the purchase price was allocated based on the estimated fair values as follows (in thousands):

	Amount	Adjustment
Consideration:
Cash	150,000	(a)

Common Stock	133,151	(b)

Net consideration	283,151
Debt assumed	268,935

Purchase price	$552,086

Net book value of acquisition	$57,139	(l)
Vessels step-up to fair market value	172,201	(c)
Construction in progress step-up to fair market value	10,500	(c)
Intangibles step-up to fair market value	34,119	(c)
Deferred income taxes	(83,138	(c)
Pre-acquisition goodwill	(7,200	(e)
Restructuring liabilities	(2,039	(g)
Goodwill	102,728	(c)
Adjustment to book value	(1,159	(e)

	$283,151

3. Pro Forma Adjustments
The unaudited pro forma condensed consolidated balance sheet as of June 30, 2008 combines the historical balance sheets of the Company and Rigdon to reflect the acquisition as if it had occurred on June 30, 2008. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2007 and the six months ended June 30, 2008 combined the historical statements of operations of the Company and Rigdon to reflect the acquisition as if it had occurred at January 1, 2007. The unaudited pro forma condensed consolidated financial statements have been adjusted to give effect to pro forma events that are directly attributable to the acquisition and factually supportable. The pro forma adjustments include the allocation of the purchase price and the post acquisition impact of the purchase price accounting. The pro forma adjustments are as follows:
(a)	Adjustment for the cash payment by the Company for the Rigdon Acquisition subject to any post-closing adjustments.

(b)	Adjustment for the issuance of 2,085,700 of the Company’s common shares at an average of the two days before the announcement date of May 28, 2008, the announcement date, and the two days after the announcement date.

(c)	Adjustments to reflect the estimated fair values of assets acquired and liabilities assumed by the Company.

(d)	Adjustments to reflect the additional depreciation based on the fair value assigned to the assets acquired after conforming depreciable lives and a salvage value of 15% and computing depreciation using the straight-line method over the estimated useful lives to be consistent with the Company’s accounting policy, and to reflect the amortization of intangibles related to customer relations of $34,119 thousand using the straight-line method over 12 years.

(e)	Elimination of pre-acquisition goodwill associated with the formation of Rigdon Marine, and elimination of pre-acquisition refinancing fees and expenses to reflect the fair value as of the acquisition.

(f)	Adjustment to interest rate swap as designated as a cash flow hedge as provided under SFAS 133.

(g)	Adjustment for restructuring costs and accrued transaction costs.

(h)	Adjustment to interest expense to reflect the interest expense on the $140.9 million revolver debt incurred for the acquisition, and the adjustment to interest income to reflect a lower average cash balance as a result of the $9.1 million used for the Rigdon Acquisition, based on the actual interest rate earned by the Company for each of the periods presented.

(i)	Reclassifications to be consistent with the Company’s accounting practices.

(j)	Adjustments to reflect the effective tax rate based on the pro forma consolidated results.

(k)	Adjustment for construction loan payoff at closing of the transaction.

(l)	Eliminate Rigdon stockholder’s equity.